Exhibit 99.1


KEYSPAN
                                                                        NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                        For Immediate Release


Contacts:         Investors                                Media Relations
                  George Laskaris                          Andrea Staub
                  718.403.2526                             516.545.5052
                                                           516.824.1241 (beeper)


                         KeySpan Announces 2004 Guidance
                         -------------------------------
             -- Targets 5% to 6% Growth from its Core Businesses --

                     -- Reaffirms 2003 Earnings Guidance --


Brooklyn, New York, December 8, 2003 - KeySpan Corporation (NYSE: KSE) announced today that it forecasts 2004 consolidated earnings in the range of $2.55 to $2.75 per share, primarily driven by continued strong contributions from growth in its core businesses. The Company also reaffirmed its prior forecast of earnings of $2.45 to $2.60 per share for 2003, excluding all special items previously reported.


"KeySpan remains focused on its strategy of growing its core gas and electric businesses, which are well positioned in the attractive Northeast markets," said Robert B. Catell, Chairman and Chief Executive Officer. "We are projecting 5% to 6% growth in our core businesses, supported by continued organic growth in our low-saturated gas business, and the addition of the 250 MW generation plant at Ravenswood in our electric business. This growth will be enhanced by increased focus on improving operational and capital efficiency."


Core Business Drivers

The Gas Distribution business continues to add gas conversions and new customers across all its gas distribution territories, and is expected to add $55 million in gross profit margin in 2004, similar to the expected 2003 level. The low penetration level of natural gas in its service areas allows for significant organic growth opportunities. The Company expects to further enhance profitability by reducing both its capital and operating expenditures.


The Electric Services business is expected to continue to provide a solid earnings contribution from its contractual and load pocket operations in the New York City and Long Island regions. The Company is currently in start-up mode at the newest addition to its asset portfolio - a 250 MW generating plant located at the existing Ravenswood facility, which will provide earnings growth in 2004.


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The Company continues to refine its Energy Services business,  which complements
KeySpan's core gas distribution business by reducing costs and increasing margins. The Company is focused on improving the performance of both Home Energy Services and Business Solutions, which are expected to return to profitability in 2004.


Energy Investments

The Company's Exploration and Production business segment continues to benefit from favorable gas commodity prices. The Exploration and Production business is expected to increase 2004 production levels by approximately 10% over 2003 levels. In order to minimize gas price volatility, the Exploration and Production business has hedged approximately 70% of 2004 production, at an approximate weighted average floor price of $4.25 per MMBtu and ceiling price of $5.70 per MMBtu.


The Company continued with its strategy to monetize its non-core assets in 2003, by reducing its ownership interest in The Houston Exploration Company from 66% to 56%, as well as monetizing 39% of KeySpan Canada through an income trust. Also, KeySpan announced its intention to sell its 24.5% interest in Phoenix Natural Gas in Belfast, Northern Ireland, for approximately $95 million. During 2004, the Company will continue to monetize the balance of its non-core assets.


Financial

The Company has reaffirmed its commitment to an annual dividend of $1.78 per share, which currently provides a yield of approximately 5%. The Company forecasts 2004 earnings to be $2.55 to $2.75 per share. Core operations are expected to contribute $2.20 to $2.30 per share, in addition to $0.35 to $0.45 per share from its exploration and production operations. Ongoing core capital expenditures in 2004 are projected to be approximately $485 million, which is a decrease of $50 million or 10% from 2003 projected levels. Also, the Company's total debt to total capitalization ratio, as calculated in the Company's credit facility, is projected to be approximately 58% at year-end 2003, which is an improvement of approximately 700 basis points from 64.7% at year-end 2002. From a GAAP perspective, the debt to cap ratio is projected to be reduced from 67% to approximately 62%. Proceeds received from monetizing non-core assets will be used to reduce debt in 2004.


"The continued execution of growing our core businesses is supported by KeySpan's strong financial position as we continue to improve our balance sheet and liquidity," Mr. Catell concluded. "Our dividend with its stable yield of about 5%, combined with KeySpan's earnings growth, should result in a solid return of over 10% to our shareholders."


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


Company Presentation and Webcast

KeySpan's Management team will conduct presentations on Monday, December 8, 2003 in Boston, and on Tuesday, December 9, 2003, in New York. The presentation is
posted      on      KeySpan's       Investor      Relations      Website      at
http://investor.keyspanenergy.com.

In addition, investors are also invited to participate in a live Webcast of the presentation:

Tuesday, December 9, 2003
12:30 p.m. (EST)

KeySpan's Website: http://investor.keyspanenergy.com


The following are the key assumptions employed in developing KeySpan's 2004 forecast:

     Gas
o    $26 Million rate increase in Boston rate case

o    $55 Million in new gas Gross Profit Margin added

o    $45 Million reduction in gas capital expenditures

o    Normal winter weather


     Electric
o    $20 to $25 per megawatt-hour average Ravenswood peak spark spread

o    $95 to $105 per kilowatt-year average Ravenswood capacity payment

o    250 MW expansion at Ravenswood in commercial operation in early 2004

o Existing Ravenswood lease reflected on balance sheet at 12/31/03 resulting in 2004 impacts:

o    a decrease in operating expense of approximately $30 million

o    an increase in interest expense of approximately $30 million

o    an increase in depreciation of approximately $12 million

o    Normal summer weather


     Exploration and Production
o    $4.25 to $5.00 per MMBtu NYMEX gas price

o Approximately 70% of production hedged at an approximate weighted average floor price of $4.25 per MMBtu and weighted average ceiling price of $5.70 per MMBtu

     Corporate
o    $100 million in O&M expense management

o    3.80% for short-term interest rates

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


2004 Guidance
---------------------------------------------------------------------- -----------------------------------
Operating Income                                                          ($ millions except per share
                                                                                    amounts)
---------------------------------------------------------------------- -----------------------------------
Gas Distribution                                                                  $545 - $565
---------------------------------------------------------------------- -----------------------------------
Electric Services                                                                 $305 - $325
---------------------------------------------------------------------- -----------------------------------
Energy Services                                                                     $0 - $10
---------------------------------------------------------------------- -----------------------------------
Energy Investments
---------------------------------------------------------------------- -----------------------------------
      Exploration & Production (100% of THX)                                      $180 - $200
---------------------------------------------------------------------- -----------------------------------
      Other Energy Investments                                                     $40 - $50
---------------------------------------------------------------------- -----------------------------------
Other / Reconciliations                                                             $0 - $20
---------------------------------------------------------------------- -----------------------------------
Total Operating Income                                                          $1,070 - $1,170
---------------------------------------------------------------------- -----------------------------------

---------------------------------------------------------------------- -----------------------------------
Other Income & Deductions                                                        ($30) - ($50)
---------------------------------------------------------------------- -----------------------------------
Interest                                                                        ($335) - ($355)
---------------------------------------------------------------------- -----------------------------------
Taxes                                                                           ($300) - ($320)
---------------------------------------------------------------------- -----------------------------------
Preferred Dividends                                                                   ($6)
---------------------------------------------------------------------- -----------------------------------

---------------------------------------------------------------------- -----------------------------------
Consolidated Earnings (from Continuing Operations)                                $410 - $440
---------------------------------------------------------------------- -----------------------------------
Average Shares Outstanding (millions)                                                 160
---------------------------------------------------------------------- -----------------------------------
Earnings Per Share (from Continuing Operations)                                  $2.55 - $2.75
---------------------------------------------------------------------- -----------------------------------

Note: Table does not foot due to rounding and ranges and excludes special items

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and place limits on the type and manner in which we invest in new businesses; our ability to successfully reduce our cost structure and operate efficiently; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate such business ventures profitably; the ability of KeySpan to identify and make complementary


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


acquisitions, as well as the successful integration of recent and future acquisitions; inflationary trends and interest rates; fluctuations in weather and in gas and electric prices; our ability to successfully contract for natural gas supplies required to meet the needs of our firm customers; creditworthiness of counterparties to derivative instruments and commodity contracts; retention of key personnel; the impact of federal and state utility regulatory policies and orders on our regulated and unregulated businesses; competition in general facing our unregulated Energy Services businesses, including but not limited to competition from other mechanical, plumbing, heating, ventilation and air conditioning and engineering companies, as well as other utilities and utility holding companies that are permitted to engage in such activities; changes in political conditions, acts of war or terrorism; changes in rates of return on overall debt and equity markets could have an adverse impact on the value of pension assets; changes in accounting standards or GAAP, which may require adjustments to financial statements; a change in the fair value of our investments that could cause a significant change in the carrying value of goodwill; and other risks detailed from time to time in reports and other documents filed by KeySpan with the Securities and Exchange Commission.

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast with 2.5 million customers, operating regulated natural gas utilities in New York, Massachusetts and New Hampshire under the KeySpan Energy Delivery service company. This customer focused business is complemented by the Energy Services business which offers a portfolio of energy-related products, services and solutions to homes and businesses under the KeySpan Home Energy Services and KeySpan Business Solutions companies. KeySpan is also the largest investor owned electric generator in New York State. We own approximately 6,400 Mw of generating capacity, which provides power to 1.1 million LIPA customers on Long Island and supplies 25% of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in natural gas exploration, production, pipeline transportation, distribution and storage, and Canadian gas processing. KeySpan has headquarters in Brooklyn, Boston and Long Island and 12,000 employees. For more detailed financial and strategic information, please visit our Investor Relations web page at http://investor.keyspanenergy.com.


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